NEOS ETF Trust N-14

Exhibit 99.17

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
PO BOX 8035, CARY, NC 27512	INTERNET: www.proxypush.com/NUSI
	●	Cast your vote online.
	●	Have your Proxy Card ready.
PHONE Call 1-866-498-6179 toll free.
	●	Read the Proxy Statement and have your Proxy Card at hand.
	●	Use any touch-tone telephone.
	●	Follow the simple recorded instructions
LIVE REPRESENTATIVE—1-888-544-2416 toll free.
	●	Speak to a live representative and vote on a recorded line
MAIL
	●	Mark, sign and date your Proxy Card.
	●	Fold and return your Proxy Card in the postage-paid envelope provided with the address below showing through the window.
ATTEND THE VIRTUAL SPECIAL MEETING
	●	Register to attend and vote at the virtual Special Meeting at proxydocs.com/NUSI and follow the instructions.

PROXY TABULATOR PO BOX 8035 CARY, NC 27512-9916

Please fold here—Do not separate

Nationwide NASDAQ-100® Risk Managed Income ETF

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 29, 2024

This Proxy is solicited on behalf of the Board of Trustees of the Nationwide NASDAQ-100® Risk Managed Income ETF (the “Fund”). The undersigned hereby appoints as proxy XXXXXXX,and and each of them (with power of substitution), to vote all shares of the undersigned of the Fund at the Special Meeting of Shareholders to be held at 11:00 a.m. Eastern Time, on April 29, 2024, at the offices of U.S. Bank Global Fund Services, 615 East Michigan Street, Milwaukee, Wisconsin 53202 and any adjournment(s) thereof (“Meeting”), with all the power the undersigned would have if personally present.

WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN BUT THIS PROXY CARD HAS BEEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL AND IN THE DISCRETION OF THE NAMED PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal, and to grant discretionary power to vote upon such other business as may properly come before the Meeting.

Please sign exactly as name appears above. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature and Title, if applicable

Additional Signature (if held jointly)

Date	Scan code for mobile voting

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

NWETF 2024

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders of the

Nationwide NASDAQ-100® Risk Managed Income ETF

to be held on April 29, 2024:

The Proxy Statement for this Meeting and the accompanying Notice of Special Meeting of Shareholders and the form of proxy card are available at www.proxydocs.com/NUSI

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Reorganization that provides for the reorganization of the the Nationwide NASDAQ-100® Risk Managed Income ETF Fund into the NEOS Nasdaq-100® Hedged Equity Income ETF, a newly created series of NEOS ETF Trust.	☐	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE

NWETF 2024